Exhibit 10.7

ASSET PURCHASE AGREEMENT

AGREEMENT made this                day of March, 2006 by and among Infe-Human Resources of New York, Inc., a Nevada corporation  (“Buyer”)  and  Express Employment Agency Corporation,  a New Jersey corporation (“Seller”)

RECITALS:

A.

Seller is engaged in the employee staffing business (the “Business”).

B.

Seller desires to sell, and Buyer desires to purchase, the Business by acquiring all of the assets of the Seller related thereto

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1.

 Purchased Assets.  Subject to the terms and conditions of this Agreement, on the Closing Date (defined below), Seller will sell to Buyer, and Buyer will purchase from Seller, the assets of Seller listed below (collectively, the "Purchased Assets"). The Purchased Assets will be purchased free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances"), except as provided herein. The Purchased Assets will include the following items:

(a)  All equipment, furniture and other personal property of Seller used in the Businesses as set forth in the attached Schedule 1.1(a);

(b)  The personal property leases of Seller used in the Business as set forth in the attached Schedule 1.1(b);

(c)  The client accounts, agreements, understandings and contracts of Seller used in the Business as set forth in the attached Schedule 1.1(c)  (the “Assumed Contracts”);

(d)  All trademarks and trademark applications, and all patents and patent applications, including specifically those set forth in attached Schedule 1.1(d), all goodwill associated therewith, and all computer software developed by Seller, including all documentation thereof and all other Intellectual Property (as defined in Section 3.5) of Seller, and all rights to use the name “Express Employment Agency” and “Express Staffing Services”.

(e)  All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the Business and the Purchased Assets

(f)  All other intangible assets, including without limitation all supplier lists, customer lists, goodwill, "know-how," proprietary information and trade secrets relating to the Business; and all manufacturers' warranties (including pending warranty claims) and manuals relating to the Purchased Assets;

(g)  All of the Seller's lease deposits on leases assumed by Buyer as set forth in attached Schedule 1.1(g);

(h)  All permits relating to the operation of the Business, to the extent such permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing;

(i)  All real property leases of Seller, to the extent such are assignable, as set forth in Schedule 1.1(i)

(j)  All telephone and facsimile machine numbers assigned to Seller, including without limitation telephone book listings, and all goodwill associated therewith as set forth in attached Schedule 1.1(j);

(k)  Except as expressly set forth in Section 1.3, all papers, documents, computerized databases, books and records (including all data stored on discs, tapes or other media) of Seller related to the Purchased Assets and Business operations, including without limitation all software design documents, source code, employer records and workers’ compensation records relating to employees hired by the Buyer, sales records, marketing records, accounting and financial records, and maintenance and production records as set forth in attached Schedule 1.1(k); and

(l)  All claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Purchased Assets and all claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Assumed Obligations (as defined in Section 1.2), in each case whether accruing before or after the Closing; provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.3.

1.2.

Assumed Obligations. The Buyer is purchasing the Assets free and clear of any and all liabilities, except only those continuing obligations associated with assumed contracts and leases as set forth in the Schedules hereto.    Except as expressly set forth in this Section 1.2, the Buyer shall have no responsibility for any of the Seller's obligations (including contracts, taxes, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the "Excluded Obligations."

1.3.

Excluded Assets.  The Purchased Assets shall not include any of the Seller's rights, privileges, title or interest in the following assets (hereafter referred to as the "Excluded Assets"):

(a)  All of the Seller's minute books, stock books, tax returns and books and records directly relating to the Excluded Obligations and all of Seller's books and records except to the extent that such records relate to the intellectual property purchased hereunder;

(b)  All rights and claims of the Seller under this Agreement;

(c)  All rights of the Seller in, to and under those leases, purchase orders, contracts and other agreements not being assigned to the Buyer pursuant to Section 1.1; and

(d)  those assets set forth on the attached Schedule 1.3(d).

1.4.

Completion of Asset Transfer.  At the Closing, Seller shall transfer and assign to Buyer good and valid title to the Purchased Assets free and clear of all liens and encumbrances, except as disclosed herein.  Seller shall take all other steps as may be reasonably necessary to put

Buyer in actual possession and operating control of the Purchased Assets.

1.5.

Purchase Price. The purchase price (the "Purchase Price") is one hundred seventy thousand dollars ($170,000):

(a)  Payment.  The Purchase Price shall be payable as follows:

(i)  on or prior to the date hereof, Buyer shall have delivered to Seller twenty five thousand dollars ($25,000) as a refundable down payment,

(ii)  Eighty five thousand dollars ($85,000) at Closing, and

(iii)  the balance of the Purchase Price of sixty thousand dollars ($60,000) shall be payable in thirty-six (36) consecutive equal monthly installments of one thousand six hundred sixty-seven dollars ($1,667) plus 5.00% simple annual interest on the unpaid balance, with the first monthly installments due on the first day of the next month following closing.  In the event that Buyer pays the entire principal balance of said obligation within twelve (12) of Closing, seller shall reduce said Purchase Price by Six thousand dollars ($6,000).  Said obligation shall be evidenced by a promissory note, which note shall allow prepayment of principal without penalty, the form of which is attached hereto as Exhibit “A”  (the “Promissory Note”).

1.6.

Subsequent Documentation.  At any time and from time to time after the Closing, upon the request of the other Party and without further consideration, but with each Party bearing their own respective expenses coincident thereto, the Parties, shall do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, assumptions, powers of attorney and assurances as may be reasonably required for the better assigning, transferring, granting and conveying to Buyer or for aiding and assisting in collecting and reducing to possession and control of Buyer any or all of the Purchased Assets.

ARTICLE II

THE CLOSING

2.1  Timing.  Subject to the satisfaction or waiver of each of all pre-closing conditions, the Closing shall take place and be effective on the ___ day of March, 2006 at the offices of               Buyer, located at 67 Wall Street, 22nd Floor, New York, NY  10005-3198 or on such other date and at such other location and time as may be mutually agreed upon by the parties(the “Closing Date”).

2.2

Buyer's Deliverables.  At the Closing, Buyer shall deliver to Seller:

(a)

a cashier's check payable to Express Employment Agency Corp, Inc. in the amount of Eighty Five Thousand Dollars ($85,000);

(b)

the Employment Agreement described in Section 7.6 and

(c)

the Promissory Note in the form attached hereto as Exhibit “A”.

2.3  Seller's Deliverables.  At the Closing, Seller shall deliver to Buyer:

(a)

a bill of sale in the form attached hereto as Exhibit “B” for the Purchased Assets executed by Seller in favor of Buyer (the “Bill of Sale); and

(b)

an assignment agreement in the form attached hereto as Exhibit “C” for the balance of the Purchased Assets executed by Seller in favor of Buyer (the “Assignment Agreement”);

2.4  Prorations.  All transferable taxes, insurance, licenses, rents, utilities, and other customarily prorated items shall be prorated as of the Closing Date.

2.5     Other.  Each party shall execute and deliver such other agreements and/or documents as may be reasonably necessary to effectuate the transaction contemplated hereby.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

3.1

Power and Authority of Seller.

(a)

Seller is duly organized, validly existing and in good standing under the laws of the State of New Jersey.  Seller has full power and authority to carry on the Business as now conducted and to own or lease the Purchased Assets as such assets are now owned or leased.

(b)

Seller has full power and authority to execute and deliver this Agreement and any other instruments to be executed and delivered by Seller in connection herewith and to consummate the transaction contemplated hereby, and all acts required to be taken by or on the part of Seller to carry out its obligations under this Agreement and such other instruments, and the transaction contemplated hereby and thereby have been duly and properly taken, including, without limitation, the approval of Seller's members; this Agreement has been, and such other instruments shall be, duly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable in accordance with their respective terms.

3.2

No Conflict.  The execution, delivery and performance of this Agreement by Seller will not (i) violate any provisions of any Law (as hereinafter defined, including any foreign law or regulation), judgment, decree or order applicable to Seller or require the approval, authorization or consent of any governmental agency or authority, or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate or Articles of Incorporation or bylaws of Seller or any agreement, instrument, arrangement, contract, obligation, commitment or understanding to which Seller is a party or by which any of the Purchased Assets are bound, or require the consent of any other party.

3.3

Taxes.

(a)

"Tax" shall mean any federal, state, local or other tax (whether income, sales, withholding, franchise, real or personal property or other kind of tax), assessment, levy, impost, withholding or other governmental charge and shall include all interest and penalties thereon.

(b)

Seller is not required to file any foreign Tax return or to pay any foreign Tax.

(c)

There have been filed all returns, reports and forms concerning Taxes that are required to be filed as of the date hereof by Seller with respect to the  Business.  Seller shall timely file all Tax returns, reports and forms with respect to the business of Seller for all periods ending on or before the Closing Date.  All Taxes for which Seller is or will be liable (or that are imposed with respect to the Business) and that are due on or before the Closing Date (including all Taxes shown to be due on all Tax returns, reports and forms filed on or before the Closing Date) shall be paid by and the sole responsibility of Seller.  Seller represents and warrants that although Seller is aware of tax liability, Seller has not been put on notice of and is not aware of any facts or circumstances upon which such tax liability would extend to a lien on the Acquired Assets.

(d)

No taxing authority is now asserting or threatening to assert any deficiency or assessment for additional Taxes or any interest, penalties or fines against Seller in respect of the Business.

(e)

Mr. Felix Pena personally and unconditionally guarantees the payment of all taxes due or owing or which become due or owing, which taxes were incurred prior to the Closing date, and agrees to indemnify and hold Buyer harmless from any and all such tax obligations.

3.4

No Subsidiary.  Seller has no subsidiaries or interest in any other corporation, partnership or other entity.

3.5

Intellectual Property.

(a) Seller owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined below) used by them in the Business as currently conducted. Each employee of Seller who created any of Sellers’ Intellectual Property and each independent contractor engaged by Seller who created any of Seller's Intellectual Property has assigned to Seller all of such employee's or contractor's right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Seller's Intellectual Property in the ordinary course of Seller's business) has any rights to any of the Intellectual Property owned or used by Seller and, to Seller's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns or has an exclusive license to use. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights, and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

(b) None of the activities or business conducted by Seller and none of the Intellectual Property owned or used by Seller (other than "off-the-shelf" generally commercially avail able software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. Seller has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

(d) Seller has taken reasonable precautions (i) to protect its rights in its and its subsidiaries' Intellectual Property and (ii) to maintain the confidentiality of its and its subsidiaries' trade secrets, know-how and other confidential Intellectual Property, and to Seller's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Sellers’ Intellectual Property.

3.6

Legal Proceedings, etc.  There is no action, suit, claim, proceeding or investigation pending or threatened against Seller or any of its officers or managers in connection with the Business (such actions, suits, claims, proceedings or investigations are herein referred to as "Legal Proceedings"), at law or in equity, or before any court or federal, state, county, local or other governmental department, commission, board or agency or in arbitration or mediation (herein collectively referred to as "Governmental Authorities").  Seller is not subject to any order, writ, injunction or decree of any Governmental Authority with respect to any contract or other matter relating to the Business or the Purchased Assets.

3.7

Compliance with Laws.  Seller is in compliance in all material respects with all statutes, laws, ordinances, rules and regulations (herein collectively called "Laws") applicable to the Business.  Seller has all licenses and other required governmental approvals, permits or authorizations the failure to possess which would have an adverse effect on Seller.

3.8

Contracts.  Except as listed on the Schedule 1.1(c), there are no agreements, instruments, arrangements, contracts, obligations, commitments or understandings involving payments to which the Purchased Assets are pledged as security.

3.9

No Violation.  The execution, delivery and performance of this Agreement by Seller will not impair in any respect any right, title or interest of Seller under or in respect of any material properties, assets, licenses or contracts of Seller.  No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by Seller in connection with the execution and delivery of this Agreement or the performance of Seller hereunder except as otherwise set forth and disclosed in this Agreement.

3.10

Financial Statements.  Seller has not produced financial statements but has given Buyer access to Seller’s books and records to the extent requested by Buyer.

3.11  Absence of Certain Changes.  Except as disclosed herein, since the date of inception of negotiations and discussions regarding this transaction, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Seller. The Seller has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Seller or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Seller is financially solvent and is generally able to pay its debts as they become due.

3.12

Title to Assets.  Seller has good, absolute and marketable title to the Purchased Assets, free and clear of lien and encumbrances.

3.13

Representations True at the Closing Date.  The representations and warranties made in this Agreement by Seller will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate to an earlier date shall be true as of the such earlier date.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

4.1

Power and Authority of Buyer.

(a)

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada

(b)

Buyer has full power and authority to execute and deliver this Agreement and any other instruments to be executed and delivered by Buyer in connection herewith and therewith and to consummate the transactions contemplated hereby and thereby and all acts required to be taken by or on the part of Buyer to carry out this Agreement, and such other instruments and transactions contemplated hereby and thereby have been duly and properly taken; and this Agreement has been, and such other instruments will be, duly executed and delivered by Buyer.  This Agreement and such other instruments will constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms (subject, as to the enforcement or remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect).

4.2

No Conflict.  The execution, delivery and performance of this Agreement by Buyer will not (i) violate any provisions of any applicable Law (including any foreign law or regulation), judgment, decree or order or (ii) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation of Buyer, or any agreement, instrument, arrangement, contract, obligation, commitment or understanding to which Buyer is a party or by which any properties of Buyer are bound.

4.3

No Consent.  No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the performance by Buyer hereunder.

4.4

SEC Documents; Financial Statements.  Except as disclosed herein, the Buyer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.5

Representations True on the Closing Date.  The representations and warranties made in this Agreement by Buyer will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except that any such representations and warranties which expressly relate to an earlier date shall be true as of such earlier date.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement are subject to, at the option of Buyer, the satisfaction or waiver of the following conditions prior to or on the Closing Date: all the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing Date shall have been fully complied with and performed; the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to, at the option of Seller, the satisfaction or waiver of the following conditions prior to or on the Closing Date: all the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been fully complied with and performed; the representations and warranties made by Buyer shall be true and correct in all material respects.

ARTICLE VII

OTHER AGREEMENTS

7.1

Inspection of Records.  At all times prior to the full payment of the Purchase Price, Buyer and its designated officers, employees, attorneys, accountants and other authorized representatives shall (i) have all reasonable access during normal business hours to the offices and properties of Seller in order that Buyer may have full opportunity to make such reasonable legal, business or other reviews or investigations of the Business, it being understood that such access shall not cause any unreasonable burden on or interruption to the normal operations of Seller and Buyer shall give Seller reasonable notice of any such inspections, (ii) receive from Seller such additional information as to the Purchased Assets, properties, operations and prospects of the Business as Buyer shall from time to time reasonably request, and (iii) receive Seller's  cooperation in permitting appropriate and applicable investigation of the Business and properties of Seller.

7.2

Maintenance.   At all times prior to the full payment of the Promissory Note, Buyer shall maintain in full force and effect (and renew, when required) all licenses, permits, consents and authorizations which are material to the Business as a whole and prosecute diligently any pending applications with respect thereto, perform all obligations imposed upon it by law and to retain and maintain all the property used in the operation of the Business.

7.3

Confidential Information.  Seller and Buyer hereby agree that neither one will, at any time from and after the Closing Date, directly or indirectly, without the prior written consent of the other, disclose (other than to its designated officers, employees, attorneys, accountants, assignees and other authorized representatives), the terms or conditions of the transaction contemplated herein, and the records, information, trade secrets, and other information obtained by Buyer in its inspection and due diligence concerning the Seller's records of the Business and properties.

7.4

Preservation of Business Organization.  Except as otherwise contemplated by this Agreement, at all times prior to the Closing Date and Buyer taking possession of the Purchased Assets and Business, (A) Seller shall (i) cause the Business to be managed in accordance with the best interests of the  Business and substantially as heretofore managed and conducted, and (ii) use its best efforts, to the extent that it is in the best interests of the Business, to keep available to Buyer the services of its present employees and to preserve the present relationships of the suppliers and others having business relations with Seller; and (B) without limiting the generality of the foregoing, Seller shall not, without prior written consent of Buyer, (i) dispose of any of its assets or properties or incur any obligation or liability other than as required in connection with this Agreement, or in "arms-length" transactions in the usual and ordinary course of business consistent with the business practices heretofore followed by Seller; (ii) take or suffer any action which may adversely affect the normal conduct of the Business; (iii) increase salaries of any employees or engage any new employee; (iv) make or commit to make any capital expenditures; (v) fail to keep its assets and properties in good repair, order and condition, reasonable wear and tear excepted, or to maintain its existing insurance in effect; or (vi) incur any material obligations or liabilities or enter into any material transaction except in the ordinary course of business consistent with past practices.  During the period from the date hereof to the Closing Date, Seller shall consult with one or more designated representatives of Buyer as to material operational matters and the general status of ongoing operations.  Seller shall notify Buyer of any emergency or unanticipated change in the normal course of the Business which is or may be material thereto and shall keep Buyer fully informed of such events and permit Buyer's representatives to participate in all discussions relating thereto.

7.5

Employment.  Buyer shall enter into an employment agreement with Felix Pena  for the provision management services for two (2) years at an annual salary of $50,000, plus commissions.  The terms of said arrangement shall be set forth in an Employment Agreement, the form of which is attached hereto as Exhibit “D”.  Said agreement shall include a non-compete restriction whereby Pena shall not compete, directly or indirectly, with the business of the Seller for a period of two (2) years within the State of New Jersey.

7.6

Tax Obligations.  Seller shall apply all of the proceeds received herein and hereby to any and all tax obligations owed to the IRS by Felix Pena and/or Seller.

ARTICLE VIII

FURTHER ASSURANCES

Each of the Parties shall promptly and duly execute and deliver such documents, instruments and other assurances as may be from time to time reasonably necessary or desirable to carry out the provisions of this Agreement and to establish and protect the rights created or intended to be created in favor of the Parties hereunder.

ARTICLE IX

EXPENSES

Seller shall pay all of its expenses incurred in the preparation, negotiations and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, including the fees and expenses of counsel, accountants and other advisors except that Buyer shall bear (but only if such transactions are consummated) all sales or other transfer taxes (but not income taxes) arising out of such transactions.  The Buyer shall bear all of its expenses in the preparation, agreements and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, including the fees and expenses of counsel, accountants and other advisors.

ARTICLE X

BROKERS

The parties further acknowledge that no brokers have participated in this transaction.

ARTICLE XI

INDEMNIFICATION

11.1

 Seller Indemnity.

(a)  Seller agrees to indemnify Buyer and hold Buyer harmless from and against all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal fees and expenses) incurred by the Buyer, to the extent such liabilities, losses, damages, costs or expenses ("Damages") are occasioned, caused by or arise directly out of :

(b)  any breach of any of the representations or warranties or failure to perform any of the covenants made by the Seller in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

(c)  any debts, claims, liabilities, or obligations of the Seller not expressly assumed by Transferee pursuant to this Agreement.

11.2

Buyer Indemnity.

(a)  Buyer agree to indemnify Seller and hold it harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal fees and expenses) incurred by the Seller to the extent that such Damages are occasioned by, caused by or arise directly out of:

(b)  any breach of any of the representations or warranties or failure to perform any of the covenants made by Buyer in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement.

11.3

Indemnification Claims.  If either Party hereto (the "Claimant") wishes to assert an indemnification claim against the other Party hereto, the Claimant shall deliver to the other Party a written notice setting forth:

(a) the specific representation and warranty alleged to have been breached by such other Party;

(b)  a detailed description of the facts and circumstances giving rise to the alleged breach of such representation and warranty; and

(c)  a detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

11.4

Defense Of Third Party Actions.  If either Party hereto (the "Indemnified Party") receives notice or otherwise obtains knowledge of the commencement or threat of any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter that may give rise to an indemnification claim against the other party hereto (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnified Party a written notice describing such complaint or the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or the opportunity to defend or participate in the defense of said claim.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20 day period, then such Indemnified Party may employ counsel, reasonably acceptable to the Indemnifying Party, to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding.  In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense.  The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use all commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action, the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably  withheld.  The Indemnifying Party shall not settle any claim or assertion, unless the Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

11.5  Expiration of Representations and Warranties.  All of the representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect on the second anniversary of the Closing Date, and all liability of the parties with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such second anniversary, Claimant delivers a written notice to the other party hereto, then the specific indemnification claim set forth in such notice shall survive such second anniversary (and shall not be extinguished thereby) until the settlement of such specific claim.

ARTICLE XII

MISCELLANEOUS

12.1

Entire Agreement.  This Agreement and any closing documents or agreements delivered in connection with this Agreement contain the entire agreement between Seller and Buyer with respect to the transactions contemplated herein and supersede all other prior arrangements made by them with respect thereto.  Neither Party has made any oral representations.

12.2

No Oral Changes.  This Agreement cannot be orally changed, amended or terminated, and no provision or requirement hereof may be orally waived.

12.3

Binding upon Successors.  This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

12.4

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent in each case to the respective address specified below:

(a)

If to Seller, to:

Express Employment Agency /Staffing Services

3604 Palisade Avenue

Union City, New Jersey 07087.

ATTN:  Felix Pena

Fax No.____________________

With a copy to:

__________________________

__________________________

(b)

 If to Buyer, to:

Infe-Human Resources, Inc.

67 Wall Street

22nd Floor

New York, NY  10005-3198

Fax No. (718)409-6599

With a copy to:

Legal & Compliance, L.L.C.

C/o Laura Anthony

330 Clemantis Street, Ste 217

West Palm Beach, FL 33401

Fax No. (561) 514-0832

or at such other address as the parties may designate by ten (10) days advance written notice to the other parties hereto.  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the state of Florida.

12.5

Governing Law; Section Headings.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.6

Enforcement Costs.

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

12.7

Severability.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

12.8

Survivability.  Except as otherwise set forth in this Agreement, the parties hereto acknowledge that this Agreement shall survive the Closing Date as to the terms and conditions herein.

12.9

Construction.   This Agreement shall not be construed for or against any Party by reason of being responsible for its drafting.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed as of the day and year first above written

Seller:

Express Employment Agency Corporation

By:________________________

Name:______________________

Title:_______________________

Buyer

Infe-Human Resources of New York, Inc.

By:_________________________

Name:_______________________

Title:________________________